Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED

PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report, dated February 23, 2010, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Royal Caribbean Cruises Ltd.'s Annual Report on Form 10-K for the year ended December 31, 2009.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Miami, Florida

October 27, 2010